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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Quanex Corporation on Form S-3 of our report dated November 22, 1996, appearing in the Annual Report on Form 10-K of Quanex Corporation for the year ended October 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/  DELOITTE & TOUCHE LLP

Deloitte & Touche LLP


Houston, Texas
September 26, 1997